UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)    September 30, 2001
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events

      The net credit losses and loan delinquency ratios for MBNA America Bank, N.A. ("the Bank"), a wholly owned subsidiary of MBNA Corporation, for its loan receivables and its managed loans for September 30, 2001, are presented in the table below.

                                      Net
                                 Credit Losses     Delinquency (c)
                                 -------------     -----------
                                 (Annualized)

Loan Receivables (a)(d).........      3.20%            3.74%

Managed Loans (b)(d)............      4.91             4.25


(a) Loan delinquency does not include securitized loans or loans held for securitization.
(b) Managed loans include loans held for securitization, loan portfolio, and securitized loans.
(c)  Delinquency represents loans which are 30 days or more past due.
(d) During September 2001, the Bank initiated measures to assist its Customers who were affected by the tragic events of September 11, 2001. This included assistance for Customers who may not have received their statement in a timely manner or may have had delivery of their payment delayed. The Bank's actions postponed some Customer's accounts from becoming delinquent. As a result, the Bank's managed and reported delinquency ratios were lower than their anticipated levels. Without these measures, the Bank estimates that managed delinquency ratios would have been between 4.87% and 4.97% at September 30, 2001. Charged-off accounts were unaffected.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                      MBNA CORPORATION


Date:  October 12, 2001	                 By:  /s/     M. Scot Kaufman
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                                                       M. Scot Kaufman
                                               Senior Executive Vice President
                                                 and Chief Financial Officer